Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 30th day of April, 2021, by and among Nuvalent, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”, each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder”, and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Subsection 6.9 hereof.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of Series A Preferred Stock and/or shares of Common Stock (as each term is defined below) issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Investors’ Rights Agreement dated as of June 8, 2018, by and among the Company, such Existing Investors and the other parties named therein (the “Prior Agreement”); and

WHEREAS, the Existing Investors are holders of at least a majority of the Registrable Securities (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding at least a majority of the Registrable Securities, and the Company;

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1. Definitions. For purposes of this Agreement:

1.2 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing partner, member, manager, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.3 “Bain” means BCIP Life Sciences Associates, LP, Bain Capital Life Sciences Fund II, L.P. and any of its respective Affiliates.

1.4 “Block Sale” means the sale of shares of Common Stock to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

1.5 “Board of Directors” means the board of directors of the Company.

1.6 “Certificate of Incorporation” means the Company’s Second Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.7 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.8 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business conducted or proposed to be conducted by the Company on such date, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor; provided, that none of Deerfield, Bain, Wellington nor Driehaus shall be a Competitor for purposes of this Agreement.

1.9 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.10 “Deerfield” means, collectively, Deerfield Healthcare Innovations Fund, L.P., Deerfield Private Design Fund, IV, L.P., and any of their respective Affiliates, including for the avoidance of doubt any Related Deerfield Fund, that becomes a party to this Agreement following the date hereof by execution of a joinder hereto or other written agreement between such Affiliate and the Company.

1.11 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.12 “Driehaus” means Driehaus Life Sciences Master Fund, L.P.

1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.14 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees or directors of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.15 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.16 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC (other than solely by “smaller reporting companies”).

1.17 “Fund Investors” means Bain, Deerfield and Wellington.

1.18 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.19 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.20 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.21 “Initiating Holders” means, collectively, any Holders (including, as applicable, Deerfield) who properly initiate a registration request under this Agreement.

1.22 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.23 “Key Employee” means any executive-level employee (including, division director and vice president-level positions) of the Company, as well as any employee of the Company or any of its subsidiaries who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.24 “Key Holder Registrable Securities” means (i) the shares of Common Stock held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.25 “Major Investor” means (i) Deerfield, (ii) Bain, (iii) Wellington and (iv) any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,174,120 of the Registrable Securities then outstanding (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.26 “Majority Deerfield Investors” means, as of any date of determination, the holders of a majority of the Registrable Securities held by Deerfield in the aggregate as of such date, and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.27 “MNPI” means material non-public information (within the meaning of Regulation FD promulgated under the Exchange Act) with respect to any publicly-traded company (including, for the avoidance of doubt, after the effective date of the registration statement under the Securities Act relating to the IPO, the Company), which shall in any case after the effective date of the registration statement under the Securities Act relating to the IPO include any notice delivered by the Company under this Agreement, including pursuant to Section 2 and the information contained in any such notice.

1.28 “New Securities” means, collectively, any equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase any such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.29 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.30 “Permitted Transfer” means a transfer or transfers to any of the undersigned (excluding the Company) or any Affiliate, subsidiary, employee, officer, director of, or investment fund controlled or managed by, any of the undersigned (excluding the Company) or its Affiliates, or any commonly controlled or managed investment fund.

1.31 “Piggyback Registration” shall have the meaning provided in Subsection 2.2

1.32 “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock and Series B Preferred Stock.

1.33 “Pro Rata Portion” means, with respect to each Holder requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company), multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder, and the denominator of which is the aggregate number of Registrable Securities held by all Holders requesting that their Registrable Securities be registered or sold.

1.34 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) any and all Common Stock held by Deerfield as of the date of this Agreement; (iv) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Subsections 2.1, (and any other applicable Section or Subsection with respect to registrations under Subsection 2.1), 2.10, 3.1, 3.2, 4.1 and 6.6; (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) through (iv) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and such Registrable Securities shall be deemed outstanding, whenever such Person holds such Registrable Securities of record or in “street name” or has the right to acquire such Registrable Securities upon conversion or exercise of the Preferred Stock or of any other securities of the Company acquired by the Investors after the date hereof.

1.35 “Registrable Securities then outstanding” means the number of shares determined by adding the number of outstanding shares of Common Stock that are Registrable Securities and the number of shares of Common Stock that are issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities and are Registrable Securities.

1.36 “Related Deerfield Fund” means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Deerfield Healthcare Innovations Fund, L.P. or Deerfield Private Design Fund, IV, L.P.

1.37 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.38 “Revenue Sharing Agreements” means, collectively, that certain Revenue Sharing Agreement, dated as of February 2, 2017, by and between the Company and Deerfield, and that certain Revenue Sharing Agreement, dated as of February 2, 2017, by and between the Company and Matthew Shair.

1.39 “SEC” means the Securities and Exchange Commission.

1.40 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.41 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.42 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.43 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.44 “Series A Director” means any director of the Company that the holders of record of the Series A Preferred Stock are entitled to elect, exclusively and as a separate class, pursuant to the Certificate of Incorporation.

1.45 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.46 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.47 “Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

1.48 “Wellington” means Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request (any such request or request pursuant to Subsection 2.1(b), a “Demand Request”) from Holders of (A) fifty percent (50%) of the Registrable Securities then outstanding, or (B) Deerfield (any such request by Deerfield pursuant to this Subsection 2.1(a) or any request by Deerfield for filing of a registration statement on Form S-3 pursuant to Subsection 2.1(b), a “Deerfield Demand Request,” which, for the avoidance of doubt, shall also constitute a “Demand Request”), that the Company file a Form S-1 registration statement with respect to at least either (A) forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million) or (B) Registrable Securities that have an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million or (C) with respect to a Deerfield Demand Request, with respect to either (x) at least twenty percent (20%) of the Registrable Securities held by Deerfield or (y) Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, of at least $20 million regardless of the percentage of the Registrable Securities held by Deerfield with respect to which such Deerfield Demand Request is made, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders (and, in the event the request is given by the Initiating Holders during the thirty (30)-day period commencing on the date that is one hundred eighty-one (181) days after the effective date of the registration statement for the IPO, within thirty (30) days after such request is given by the Initiating Holders), file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(f) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement or any successor form, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding or Deerfield, that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(f) and Subsection 2.3.

(c) Shelf Registration. At any time after the date that is one (1) year after the effective date of the registration statement for the IPO, (A) in the case of any registration pursuant to a Deerfield Demand Request, the Majority Deerfield Investors, or (B) in the case of any registration not pursuant to a Deerfield Demand Request, the Holders of a majority-in-interest of the Registrable Securities then outstanding may direct that a Form S-1 demand made pursuant to Subsection 2.1(a) or Form S-3 demand made pursuant to Subsection 2.1(b), as applicable, provide for an offering of all of the Registrable Securities on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (or successor thereto) (any such registration statement providing for an offering pursuant to Rule 415 under the Securities Act being hereinafter referred to as a “Shelf Registration Statement”). Any such Shelf Registration Statement shall contain therein a “plan of distribution” that permits all means of disposition of Registrable Securities, including Underwritten Offerings, Block Sales, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering legally available to Deerfield or such Holders, as applicable and that is approved by Deerfield and the Holders of a majority-in-interest of the Registrable Securities to be included in such registration statement. No Holder shall be named as an “underwriter” in a Shelf Registration Statement (nor any other registration statement filed hereunder) without such Holder’s prior written consent. If at any time the SEC advises the Company in writing that the offering of some or all of the Registrable Securities to be included in a Shelf Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders electing to include their Registrable Securities in the Shelf Registration Statement shall have the right to have their respective legal counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their respective counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which any such Holder’s counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the foregoing, the SEC refuses to alter its position, the Company shall remove from the Shelf Registration Statement such portion of the Registrable Securities as the SEC requires in writing be removed therefrom. Any such cut-back imposed by the SEC as contemplated by the foregoing shall be imposed on a pro rata basis (based upon the Registrable Securities held by each of such Holders) unless otherwise required by the SEC. The Company shall use reasonable best efforts to keep any Shelf Registration Statement continuously effective (including by filing any necessary Automatic Shelf Registration Statements, post-effective amendments to such Registration Statement or one or more successor Registration Statements) until the date on which all Registrable Securities covered by such Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in such Registration Statement, are withdrawn or otherwise cease to be Registrable Securities.

(d) Shelf Takedowns. Each of the Major Investors (each, a “Shelf Requesting Holder”) shall be entitled, at any time and from time to time when a Shelf Registration Statement covering such Major Investor’s Registrable Securities is effective, to sell any of their Registrable Securities held by them as are then registered pursuant to such Shelf Registration Statement in an Underwritten Offering (each, a “Shelf Takedown”) so long as such request covers at least $10 million worth of the market value of shares of Common Stock at the time of the Shelf Takedown Request or such lesser amount if all Registrable Securities available for sale by all Major Investors pursuant to such registration statement are requested to be included. The Shelf Requesting Holder(s) shall make such election by delivering to the Company a written request (a “Shelf Takedown Request”) for such offering specifying the number of Registrable Securities that such Shelf Requesting Holder(s) desire to sell pursuant to such Shelf Takedown. Promptly upon receipt of any such request for a Shelf Takedown (but in no event more than two (2) Business Days thereafter (or more than one (1) Business Day thereafter in connection with an underwritten Block Sale)), the Company shall give written notice of such request to all Major Investors that are not Shelf Requesting Holders, if any, and the Company shall include in such Shelf Takedown, the number of Registrable Securities of Shelf Requesting Holder(s) and any Major Investor that shall have made a written request to the Company for inclusion of their Registrable Securities in the Shelf Registration Statement (which request shall specify the maximum number of Registrable Securities intended to be sold by such Major Investor) and with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or one (1) Business Day thereafter in connection with an underwritten Block Sale) after the date the Company’s notice was delivered. Any Major Investor’s request to participate in a Shelf Takedown shall be binding on such Major Investor; provided that each such Major Investor that elects to participate may condition its participation on the Shelf Takedown’s being completed within ten (10) Business Days of the Company’s receipt of such Major Investor’s request for inclusion at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Major Investor of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to the date of such Major Investor’s request for inclusion, all as may be specified in such Major Investor’s request for inclusion in such Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery by the Company of any notice of a Shelf Takedown Request, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Shelf Takedown and as to the timing, manner, price and other terms of any Shelf Takedown contemplated by this Subsection 2.1(d) shall be determined by the Shelf Requesting Holder(s). The Company shall, as expeditiously as possible (and in any event within five (5) Business Days after the receipt of a Shelf Takedown Request, unless a longer period is agreed to by the Shelf Requesting Holder(s)), facilitate such Shelf Takedown. The number of Shelf Takedowns that the applicable Major Investors may effect pursuant to this Subsection 2.1(d) shall not be limited, subject to the minimum dollar threshold set forth in the first sentence of this Subsection 2.1(d). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Shelf Requesting Holder(s). The Company shall not be obligated to take any action to effect any Shelf Takedown if a Demand Registration or Piggyback Registration, other than a Shelf Registration Statement, was declared effective or a Shelf Takedown was consummated within the preceding sixty (60) days (unless otherwise consented to by the Company).

If the Shelf Requesting Holder(s) wish to engage in a Block Sale that is an Underwritten Offering off a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then the Shelf Requesting Holder(s) shall work with the Company and the underwriters prior to making such request in order to facilitate (i) the Company’s preparation of the registration statement, prospectus and other offering documentation related to the Block Sale, (ii) the underwriters’ due diligence and (iii) delivery by the Company of customary comfort letters.

(e) Incorporation by Reference; Form S-3 Registration; Automatic Shelf Registration Statements. In the event that registration statement hereunder is filed (including by way of post-effective amendment) on Form S-1 pursuant to Subsection 2.1(a) or otherwise because Form S-3 is not available for the resale of any Registrable Securities hereunder (but, for the avoidance of doubt, without in any way affecting the Company’s obligation to register the resale of the Registrable Securities on Form S-3 if such form is available), (i) the Company shall undertake to file, within ten (10) days of such time as Form S-3 is available for such registration, a post-effective amendment to the registration statement then in effect, or otherwise file a registration statement on Form S-3, registering such Registrable Securities on Form S-3; provided that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 (or post-effective amendment to the registration statement then in effect) covering such Registrable Securities has been declared effective by the SEC. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file or maintain the effectiveness of a Shelf Registration Statement pursuant to this Agreement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. If at any time following the filing of a Shelf Registration Statement when the Company is required to re-evaluate its Form S-3 eligibility or WKSI status, the Company determines that it is not eligible to register the Registrable Securities on Form S-3 or is not a WKSI, the Company shall use its reasonable best efforts to (i) as promptly as possible (A) if the Shelf Registration Statement is an Automatic Shelf Registration Statement, post-effectively amend the Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement on Form S-3, or (B) if the Company is not eligible at such time to file a Shelf Registration Statement on Form S-3, post-effectively amend the Shelf Registration Statement to a Shelf Registration Statement on Form S-1 or file a new Shelf Registration Statement on Form S-1; (ii) have such post-effective amendment or Shelf Registration Statement declared effective by the SEC; and (iii) keep such Shelf Registration Statement effective during the period during which such Shelf Registration Statement is required to be kept effective in accordance with this Agreement.

(f) Suspension. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (an “Adverse Disclosure”); or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, upon notice thereof to each Holder (provided that the Company shall disclose the reason for the Company’s exercise of such right to any Holder only upon such Holder’s written request), and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given (a “Suspension Event”); provided that the Company may not invoke this right more than twice in any twelve (12) month period and may not invoke this right within thirty (30) days after the end of a prior suspension pursuant hereto; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than an Excluded Registration. In addition, if in the good faith judgment of the Board of Directors the continued use of a Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Shelf Requesting Holders, suspend use of the Shelf Registration Statement for a period of not more than sixty (60) days (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than twice during any twelve (12)-month period and may not invoke this right within thirty (30) days after the end of a prior Shelf Suspension or within the first sixty (60) days after the effectiveness of the Shelf Registration Statement; provided, further, that the Company shall not be permitted to exercise a Shelf Suspension more than once during the first twelve (12)-month period after the effective date of the Shelf Registration Statement if the filing or effectiveness thereof was the subject of a Suspension Event in accordance with the immediately preceding sentence. In the case of a Shelf Suspension, the Shelf Requesting Holders agree to suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Shelf Requesting Holders in writing upon the termination of any Shelf Suspension, amend or supplement the applicable prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Shelf Requesting Holders such numbers of copies of such prospectus as so amended or supplemented as the Shelf Requesting Holders may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Shelf Requesting Holders holding a majority of Registrable Securities that are included in such Shelf Registration Statement. Notwithstanding the foregoing provisions of this Subsection 2.1(f), the Company may not postpone the filing or effectiveness of, or suspend use of, a Registration Statement past the date upon which the applicable Suspension Event ends or is no longer applicable, or in the case of a Shelf Suspension or a Suspension Event relating to Adverse Disclosure, the applicable Adverse Disclosure ceases to be material, is disclosed to the public or is otherwise no longer confidential.

(g) Limitations on Registration. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) with respect to a Deerfield Demand Request, if the Company has effected three (3) registrations pursuant to Subsection 2.1(a) within the twelve (12) month period immediately preceding the date of such request, (ii) with respect to any other Demand Request that is not a Deerfield Demand Request, if the Company has effected two (2) registrations pursuant to Subsection 2.1(a) within the twelve (12) month period immediately preceding the date of such request, or (iii) during the period within ninety (90) days after the effective date of any other previously effective registration statement for an underwritten offering of securities pursuant to a Company-initiated registration (other than an Excluded Registration) or for an offering of securities initiated by a Demand Request, or (iv) if the Holders initiating such Demand Request propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and complies with its obligations under Subsection 2.2 in connection therewith; or (ii) if the Company has effected three (3) registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request; provided, however, that the limitations on the Company’s obligations set forth in this Subsection 2.1(b)(ii) shall not apply to the filing of any Shelf Registration Statement. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(g) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to demand a registration statement pursuant to Subsection 2.1(b), in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(g); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(f), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(g).

(h) Priority on Shelf Takedown or Demand Request. Notwithstanding anything contained herein, the Company shall not include in any Shelf Registration Statement or other Registration Statement filed upon a Demand Request any securities that are not Registrable Securities without the prior written consent of the Holders of a majority of the Registrable Securities included or to be included in any such Registration Statement. If any of the Registrable Securities registered pursuant to a Shelf Registration Statement or other Demand Request are to be sold in an Underwritten Offering, and the managing underwriter(s) advise the Company, that in its or their opinion the total number or dollar amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without having such adverse effect, and such number of Registrable Securities shall be allocated as follows:

(A) first, to each Major Investors that has requested to participate in such Underwritten Offering an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Major Investor, and (ii) a number of such shares equal to such Major Investor’s Pro Rata Portion; and

(B) second, and only if all the securities referred to in clause (A) above have been included, the number of other securities that, in the opinion of such managing underwriter(s) can be sold without having such adverse effect.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration (such registration, a “Piggyback Registration”). The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their Demand Request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by a majority in interest of the Initiating Holders (or, in the case of a registration statement filed upon a Deerfield Demand Request, the Majority Deerfield Investors) and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(g)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) as provided in Subsection 2.1(h); provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company; provided, however, that no Holder of Registrable Securities included in any underwritten offering (under any section hereof) shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder, such Holder’s ownership of its Registrable Securities to be sold in the offering, such Holder’s authority to enter into the underwriting agreement and such Holder’s intended method of distribution, or to undertake any indemnification or contribution obligations to the Corporation or the underwriters or other investment banks with respect thereto, except as provided in Subsection 2.8. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (A) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (B) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering, or (C) notwithstanding (B) above, any Registrable Securities which are not Key Holder Registrable Securities be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members, and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to, as soon thereafter as reasonably possible, cause such registration statement to become effective and keep such registration statement effective for a period of one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration; notwithstanding the foregoing, in the case of any Shelf Registration Statement (regardless of the Form utilized therefor), subject to compliance with applicable SEC rules, the Company shall maintain the registration statement so that the registration statement shall remain effective until all such Registrable Securities registered thereon are sold;

(b) use its reasonable best efforts to respond to any and all comments received from the SEC, with a view towards causing such registration statement or any post-effective amendment thereto to be declared effective by the SEC as soon as practicable;

(c) permit one outside legal counsel designated by the Initiating Holders to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof but excluding the Company’s filings under the Exchange Act), a reasonable period of time prior to their filing with the SEC and not file any documents in a form to which such legal counsel reasonably objects;

(d) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(e) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(f) use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (e), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(g) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(h) use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange and, in any event, shall cause all such Registrable Securities to be listed on each securities exchange (if any) on which similar securities issued by the Company are then listed;

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(k) promptly notify each selling Holder, after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(l) in the case of any Underwritten Offering in which any Holder participates, (A) make reasonably available, for inspection by the managing underwriters of such Underwritten Offering and one law firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or such law firm in connection with such offering, (C) make the Company’s independent auditor reasonably available for any such managing underwriters’ due diligence and use reasonable best efforts to have them provide customary comfort letters to such underwriters in connection therewith and to each Holder selling Registrable Securities in such offering (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and (D) cause the Company’s outside counsel to furnish customary legal opinions and updates thereof (which legal opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) to such underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; provided, however, that any such records and other information provided under clauses (A) and (B) above that is not generally publicly available shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews; and

(m) after such registration statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors (and any entity designating such director or with which such director is otherwise affiliated or associated if such insider trading policy purports to cover such entity) may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fee, securities exchange and FINRA related fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $50,000 per registration or underwritten offering, of one counsel plus any regulatory counsel, as appropriate, for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses. Each Holder shall bear all Selling Expenses relating to such Holder’s Registrable Securities that are registered pursuant to this Section 2.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, managers, investment advisers, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) in such Registration Statement or any amendment thereof or supplement thereto, made in reliance upon and in conformity with written information furnished by or on behalf of such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in such Registration Statement.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) in such Registration Statement or any amendment thereof or supplement thereto, made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use therein; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the selling Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except to the extent the Damages are finally determined in a final non-appealable order (or order for which no appeal is taken within the required time) of a court of competent jurisdiction to have directly resulted from the willful misconduct or fraud of such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and unless in such indemnified party’s good faith judgment (based upon advice of counsel) a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if in the indemnified party’s good faith judgement (based upon advice of counsel), representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8. Notwithstanding anything to the contrary contained herein, the indemnifying party shall not, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise with respect to any claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such indemnified party is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified parties of a full release from all liability with respect to such claim or which includes any admission as to fault or culpability or failure to act on the part of any indemnified party.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except to the extent the Damages are finally determined in a final non-appealable order (or order for which no appeal is taken within the required time) of a court of competent jurisdiction to have directly resulted from the willful misconduct or fraud of such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

(g) The obligations of the parties under this Subsection 2.8 shall be in addition to any liability which any party may otherwise have to any other party.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use reasonable best efforts to file with the SEC in a timely manner (without giving effect to any extensions pursuant to Rule 12b-25 under the Exchange Act, as applicable) all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities (but without providing such holder or prospective holder with any rights held by Deerfield that are not held by other Major Investors) or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include, (ii) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (iii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Subsection 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock in the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement under the Securities Act for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to (A) the sale of any shares to an underwriter pursuant to an underwriting agreement, (B) for the avoidance of doubt, the sale or other disposition (or any other actions in respect) of any shares acquired in the IPO or in open market transactions upon or after the effective date of the registration statement under the Securities Act for the IPO, (C) any Permitted Transfer, provided that the transferees agree to be bound in writing by the restrictions set forth herein, or (D) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer in clause (D) shall not involve a disposition for value. The provisions of this Subsection 2.11 shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. In no event shall any Holder be required to enter into any such lock-up agreement that contains less favorable material terms than the material terms offered to any other stockholder. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities to be effected prior to the effective date of the registration statement under the Securities Act for the IPO, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that, prior to the effective date of the registration statement under the Securities Act for the IPO, each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate on the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, unless the occurrence of any such Deemed Liquidation Event is waived in accordance with Section 2.3.1 of the Certificate of Incorporation;

(b) such time after consummation of the IPO as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration and without any “current public information” requirement; provided until Deerfield and its Affiliates hold, in the aggregate, less than ten percent (10%) of the Company’s capital stock then outstanding on a fully-diluted to Common Stock basis, Deerfield’s and its successors’ and assigns’ rights hereunder shall continue until they expire in accordance with Subsection 2.13(c); or

(c) the sixth anniversary of the IPO; provided that if Deerfield or its Affiliates at the time of the sixth (6th) anniversary of the IPO hold, together in the aggregate, at least ten percent (10%) of the Company’s capital stock then outstanding on a fully-diluted to Common Stock basis, then, notwithstanding anything herein to the contrary, the right of Deerfield to include Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall continue and terminate upon the eighth (8th) anniversary of the IPO.

3. Information Rights and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor of the Company:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year. All such financial statements shall, if required by the Board of Directors, be audited and certified by independent public accountants of nationally recognized standing selected by the Board of Directors;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) as soon as practicable, but in any event within thirty (30) days of the end of each month (commencing with the first month that starts after the date of this Agreement), an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors (including at least one Series A Director) and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(f) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights. As long as Bain owns not less than twenty-five percent (25%) of the shares of the Series B Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Bain to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other information and materials that it provides to its directors; provided, however, that (i) such representative shall agree to hold in confidence all information so provided, (ii) such representative does not serve as an employee, director or board observer of, or as a consultant to, any Competitor of the Company, and (iii) that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such representative is a Competitor of the Company.

3.4 Termination of Information and Observer Rights. The covenants set forth in Subsections 3.1, 3.2 and 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

3.5 Confidentiality.

(a) Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement) (“Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (d) is disclosed or made available to such Investor (or any of its Affiliates, agents or representatives) in breach of any of the provisions hereof (including the provisions of Subsection 6.13); provided, however, that an Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing or prospective Affiliate, partner, member, manager, investment adviser, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

(b) Notwithstanding the foregoing, the Company hereby acknowledges and agrees that each of the Fund Investors and their respective directors, officers or employees may serve as directors or officers of portfolio companies of investment funds managed by such Fund Investor, and the Company agrees that such portfolio companies will not be deemed to have received Confidential Information of the Company solely because any such individual serves on the board or as an officer of such portfolio company. Furthermore, nothing in this Agreement will be construed as a representation or agreement that any of the Fund Investors will not develop, receive or otherwise possess ideas, plans or other information which may be similar to that embodied in the Company’s Confidential Information. The Company acknowledges that each Fund Investor’s review of Confidential Information of the Company will inevitably enhance its knowledge and understanding of the business of the Company in a way that cannot be separated from such Investor’s other knowledge, and the Company agrees that this Agreement shall not restrict any of the Fund Investors use of such enhanced knowledge and understanding unaided by direct use of Confidential Information of the Company in connection with the purchase, sale, consideration of and decisions related to other investments and serving on the boards of such investments in such industries; provided, however, subject to the provisions of Subsection 5.9, each Investor acknowledges that its review of Confidential Information received pursuant to this Agreement is not a license to exploit such Confidential Information, use such Confidential Information to compete with the Company or share such Confidential Information with portfolio companies of investment funds managed by such Investor or any of its Affiliates.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer.

(a) Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Amended and Restated Voting Agreement of even date herewith among the Company, the Investors and other parties named therein (the “Voting Agreement”) and the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof).

(b) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(c) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(d).

(d) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(c), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(c), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(e) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. The Company shall use its commercially reasonable to maintain, from financially sound and reputable insurers Directors and Officers liability insurance, each in an amount and on terms and conditions satisfactory to the Board of Directors, until such time as the Board of Directors determines that such insurance should be discontinued. Notwithstanding any other provision herein to the contrary, for so long as a Preferred Director (as defined in the Certificate of Incorporation) is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least $3 million unless approved by the Preferred Directors, and the Company shall annually, if requested, deliver to the Investors holding Preferred Stock a certification that such a Directors and Officers liability insurance policy remains in effect.

5.2 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a confidential information and proprietary rights assignment agreement; and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of at least one Series A Director.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, including at least one Series A Director, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first 25% of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval by the Board of Directors, including at least one Series A Director, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Subsection 5.3. In addition, unless otherwise approved by the Board of Directors, including at least one Series A Director, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Matters Requiring Investor Director Approval. So long as the holders of Series A Preferred Stock are entitled to elect a Series A Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least one of the Series A Directors:

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board of Directors;

(e) incur any aggregate indebtedness in excess of $250,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person;

(g) hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(j) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $100,000.

5.5 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation or elsewhere, as the case may be.

5.7 Expense of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement), the reasonable fees and disbursements of one counsel for the Investors (“Investor Counsel”), in their capacities as stockholders, not to exceed $100,000 in the aggregate, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

5.8 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third-party beneficiaries of this Subsection 5.88 and shall have the right, power and authority to enforce the provisions of this Subsection 5.88 as though they were a party to this Agreement.

5.9 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of the Fund Investors is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company acknowledges that each of the Fund Investors reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. The Company hereby agrees that, to the extent permitted under applicable law, no Fund Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund Investor in any entity competitive with the Company, (ii) service by any director, officer or employee of such Fund Investor as a director, board observer or officer of portfolio companies of investment funds managed by such Fund Investor, or (iii) actions taken by any partner, officer or other representative of such Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any Fund Investor from liability associated with the unauthorized disclosure of the Company’s Confidential Information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. Nothing in this Agreement shall preclude or in any way restrict any Fund Investor from evaluating or trading publicly marketed securities or evaluating, investing in or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

5.10 Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.66, 5.77, 5.88, and 5.99, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities (i) that is an Affiliate of a Holder; (ii) that is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) that, after such transfer, holds at least 3% of such Holder’s Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement (including any actions, claims and proceedings related hereto) shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, it shall be sent to Nuvalent, Inc., One Broadway, 14th Floor, Cambridge, MA 02142, Attention: James Porter, CEO (jporter@nuvalent.com), with a copy to (which shall not constitute notice): Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Richard Hoffman (RHoffman@goodwinlaw.com); if notice is given to Bain Capital Life Sciences LP, a copy (which shall not constitute notice) shall also be given to Choate Hall & Stewart LLP, Two International Place, Boston MA 02110, Attention: John R. Pitfield (jpitfield@choate.com); and if notice is given to Deerfield, a copy (which shall not constitute notice) shall also be given to Katten Muchin Rosenman LLP, 525 West Monroe Street Chicago, Illinois 60661-3693, Attention: Mark D. Wood (mark.wood@katten.com).

(b) Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers.

(a) Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided, that, (i) the amendment, modification or termination, or the waiver of observance, of any term of this Agreement that grants any rights to, or imposes any obligations on, Deerfield, the Fund Investors (including Subsection 3.5(b) or 5.9) or the Major Investors (including Subsections 3.1 and 3.2, Section 4 and this Subsection 6.6(a)(i)) that are distinct from those rights granted to or obligations imposed on the Holders of Registrable Shares generally shall require the written consent of the Majority Deerfield Investors, the Fund Investors holding a majority of the Registrable Shares then outstanding held by such Fund Investors, or the Major Investors holding a majority of the Registrable Shares then outstanding held by such Major Investors, respectively, (ii) the amendment, modification or termination, or the waiver of observance, of Subsections 1.2, 1.7, 1.16, 1.24, and 3.3 and this Subsection 6.6(a)(ii) with respect to Bain shall require the consent of Bain, (iii) without limiting the provisions in respect of Deerfield set forth in Subsection 6.6(a)(i), the amendment, modification or termination, or the waiver of observance, of Subsection 1.7, 1.9, 1.16, 1.24, 1.25, 1.33, 1.35, 2.11, 6.6(a)(i), 6.13 or 6.14 or this Subsection 6.6(a)(iii) with respect to Deerfield shall require the written consent of the Majority Deerfield Investors, (iv) the amendment, modification or termination, or the waiver of observance, of Subsections 1.7, 1.15 and 1.23 and this Subsection 6.6(a)(iv) with respect to Wellington shall require the consent of Wellington, (v) the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver), and (vi) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction).

(b) Further, this Agreement may not be amended, modified or terminated and no provision hereof may be waived, in each case, in any way which would materially adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any material adverse effect such amendment, modification, termination or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series B Preferred Stock after the date hereof pursuant to the Purchase Agreement, any purchaser of such shares of Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) together with the other Transaction Agreements (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 MNPI. The Company acknowledges that none of the Fund Investors desires to receive any MNPI, and the Company agrees that it will not disclose any such information to any Fund Investor without such Fund Investor’s prior written consent; provided, however, that nothing in this Subsection 6.13 shall apply to the provision of information, whether MNPI or otherwise to any officer, director, employee of or advisor to the Company, in his or her capacity as such, whether or not such officer, director or employee of or advisor to the Company also is a director, officer or employee of or advisor to a Fund Investor, any investment funds managed by such Fund Investor or any portfolio companies of such investment funds. Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, in the event that the Company believes that a notice or communication required by this Agreement to be delivered to any Fund Investor contains MNPI, the Company shall so indicate to such Fund Investor prior to the delivery of such notice or communication, and such indication shall provide such Fund Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the Fund Investors and their respective Affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute MNPI. In furtherance of (but without limiting) the foregoing, at any time on or after the effective date of the registration statement relating to the IPO, any Fund Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Fund Investor thereafter not receive notices from the Company otherwise required by Section 2 of this Agreement; provided, however, that such Fund Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from any Fund Investor (unless such Opt-Out Notice is subsequently revoked), the Company shall not deliver any such notices to such Fund Investor, and such Fund Investor shall no longer be entitled to the rights associated with any such notice or conditioned upon the receipt of or response to any such notice. The Company acknowledges and agrees that, notwithstanding any other provision of this Agreement, no Fund Investor owes any duty of trust or confidence with respect to, or any duty to refrain from trading in any securities while aware of, any MNPI disclosed to any Fund Investor in breach of the provisions of this Subsection 6.13.

6.14 Revenue Sharing Agreements. Bain and the other Investors agree and acknowledge that each of the Revenue Sharing Agreements, as such exist as of the date hereof, shall continue “as is” and be of full force and effect subsequent to the closing of the transactions contemplated by the Purchase Agreement and other Transaction Documents.

6.15 Rules of Construction. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (iii) the use of the word “including” or “includes” in this Agreement shall be by way of example rather than limitation.

6.16 Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NUVALENT, INC.

By:	/s/ James R. Porter
Name:	James R. Porter
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT